Exhibit 3.1

Business Number C3325 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20254673646 Filed On 2/14/2025 12:32:00 PM Number of Pages 2

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02 / 14/2025 13:21 7753225623 Docusign Envelope ID: 1BCF2D35 - C0D1 - 4D5C - B091·3392EE69BE99 NEVADA AGENCY PAGE 04/04 FRANCISCO V. AGUILAR , Secretary of State 401 North Car.ion Street Carson City, Nevada 89701 - 4201 (TT5} 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of ' Ameifi:fmenf (PURSUNHTO NRS 78.380 & 78.385/78,390) Certific - ate to Accompany Restated Articles or A · mended and Restated Articles (PURSUANT TO NRs 18 . 403) Officer's Statement (PuRsuANr TO NRs so.o30 Date : • Time: : • • • • • • • ,h • - • •• • •• ••• - ' - • - - • • , _ ._, .,_, . , I (must not be later than 90 days after the certlficate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: O The entity name has been amended. 0 The registered agent has been changed. (attach Certificate of Acceptance from new 5, Information Being Changed: (Domestic corporations only) registered agent) Ƒ The purpose of the entity has been amended. The authorized shares have been amended. D The directors, managers or general partners have been amended. 0 IRS tax language has been added. 0 Articles have been added. D Articles have been deleted. D Other . . · - · .. . . _"!"h . a i _ cles h V _ :8b - - n 9.m nded as fol _ l() : (provi art.fc;I umbe , If avail ble) : The entity should be authorized to issue 750,000,000 (seven hundred ... cont ,.. , _ .. ... .... . , . , , , _ · · · - · -- ·· - -- · - · · · - - " . . .. - ... . .· · - · · . . - - ,. ' . · - · -- · - · · " - · ' • •· ·····. . . . . (attach additional page(s) If necessary) x CEO Signature of Officer or Authorized Signer Title 6. Signature: {Required) x _ Signature of Officer or Authorized Signer Title "If any proposed amendment would alter or change any preference or any relative or other right given to any dass or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s} if necessary) fifty million) shares · of common stock, par value $0.001 and 100 , 000,000 (one hundred millio'n) shares of preferred stock, par value $0 . 001 • This form must be accompanied by appropriate fees. · Page 2 of 2 Revised: 9/112023

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